UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 21, 2010
(Date of Earliest Event Reported)

Shrink Nanotechnologies, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware (State or other jurisdiction of incorporation)	333-138083 (Commission File Number)	20-2197964 (I.R.S. Employer Identification No.)

2038 Corte Del Nogal, Suite 110
Carlsbad, CA  92011
 (Address of principal executive offices)

760-804-8844
 (Registrant's telephone number, including area code)

 (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  7.01.                      Regulation FD Disclosure.

On Friday May 21, 2010, Shrink Nanotechnologies, Inc. (the “Company”) issued a press release relating to the patent pending application status for its stem cell research and drug discovery tool StemDisc™.  A copy of this press release is furnished as an exhibit to this Report.

On Monday May 24, 2010, Company issued a press release relating to the patent pending application status for its rapid prototyping system for the manufacture of microfluidic chips, or Lab-on-a-Chip (LOC) devices.  A copy of this press release is furnished as an exhibit to this Report.

The Company is aware, among other risks, that statements made in its press releases or within this Report may contain projections and milestones and are subject to a degree of uncertainty as described in the Forward Looking Statements section of its annual and quarterly reports, as may be amended from time to time, and as contained in such press releases, as well as risks enumerated in the Company’s Risk Factors as filed in its reports as filed with the SEC from time to time.  Accordingly, no assurance can be made that the Company will achieve any of these goals or milestones.

Item 8.01   Other Events.

As disclosed above, the Company recently obtained patent pending status relating to its StemDisc™ technologies and for its rapid prototyping system for the manufacture of its LOC devices.  These patents are owned by the Regents of the University of California and licensed to the Company pursuant to the Company’s existing License Agreement with them.

A list of the recently filed patents, patent filing numbers and applications is as follows:

Patent Name	Patent Pending No.	Description
Honeycomb Shrink Wells for Stem Cells Culture	US 61/161,338 and US 61/177/871	Turnable shrink-induced honeycomb microwell arrays for uniform embroid bodies

Process for Rapid Microfabrication Using Thermoplastics and Devices	US 61/003,113 and US 61/018,881	Low cost biochip prototyping station which provides for rapid design, fabrication and manufacture of customizable biological research chips

We are required by our license agreement with the California Regents, to pay the costs of obtaining patents.  The Company regularly reassesses the technologies and applications we have, develop, or acquire an interest in, so as to determine, in good faith, whether the benefits of obtaining a patent outweigh the costs of obtaining it and the resulting public disclosure of our processes, technologies or proprietary technologies.   The Company regularly revisits its patent prosecution and maintenance policies based on its budget constraints and business goals.

No assurance can be made that the Company will be able to assess the patent-worthiness of all its products, or, if a patent is desirable, that the Company will have sufficient funds or wherewithal to secure or prosecute its intellectual property rights.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits .

The following shall be deemed furnished with this Report.

99.1	Press release dated as of May 21, 2010, relating to a patent application relating to its StemDisc™ patent pending. (Deemed Furnished)

99.2	Press release dated as of May 24, 2010, relating to the patent pending status for its rapid prototyping system for the manufacture of microfluidic chips. (Deemed Furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHRINK NANOTECHNOLOGIES, INC.

Date: June 2, 2010
                         By:  /s/ Mark L. Baum, Esq.
                         Name:           Mark L. Baum, Esq.
                         Title:           Chief Executive Officer